UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2018

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Related Transactions

On April 25, 2018, Mattersight Corporation, a Delaware corporation (the “Company”), NICE Systems, Inc., a Delaware corporation (“Parent”), NICE Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purposes of Section 8.16 of the Merger Agreement, NICE Ltd., a company organized under the laws of the State of Israel (the “Guarantor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub has agreed to commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) and the Company’s 7% Series B Convertible Preferred Stock (“Preferred Stock”) for a purchase price of (i) $2.70 per share of Common Stock, net to the holder thereof in cash (the “Common Offer Price”) and (ii) $7.80 per share of Preferred Stock, plus accrued and unpaid dividends payable thereon, if any, as of immediately prior to the Effective Time (as defined in the Merger Agreement), net to the holder thereof in cash (the “Preferred Offer Price”), each without interest.

The consummation of the Offer will be conditioned on (i) there shall have been validly tendered and not withdrawn in accordance with the terms of the Offer and prior to the scheduled expiration date of the Offer, that number of shares of Common Stock and Preferred Stock which, together with the shares of Common Stock and Preferred Stock then beneficially owned by Parent and Acquisition Sub (if any), represent at least a majority of the outstanding shares of Company capital stock, voting together as a single-class on an as-if converted to Common Stock basis, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, (iii) obtaining clearance of Offer and Merger (as defined below) from the Committee on Foreign Investment in the United States, (iii) receipt by the Company of consents to the Offer and Merger from specified Company customers and (iv) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Acquisition Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, each outstanding share of Common Stock and Preferred Stock (other than shares owned by Parent, Acquisition Sub or the Company, or any of their respective wholly owned subsidiaries, shares held by the Company in the Company’s treasury or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Common Offer Price or Preferred Offer Price, as applicable, without interest, less any applicable withholding taxes.

Immediately prior to, and contingent upon the consummation of, the Closing (as defined in the Merger Agreement), each warrant to purchase Common Stock (a “Company Warrant”) that is unexercised with a per share exercise price less than the Common Offer Price shall be cancelled and converted into the right to receive, in exchange for the cancellation of such Company Warrant, an amount in cash, without interest and less applicable tax withholdings, equal to the Common Offer Price, less the per share exercise price of such Company Warrant (the “Warrant Merger Consideration”). The Warrant Merger Consideration with respect to each Company Warrant will be paid as soon as reasonably practicable after the Effective Time. If the per share exercise price of any Company Warrant is equal to or greater than the Common Offer Price, such Company Warrant will be cancelled without cash payment.

Each option to purchase Common Stock under the Company’s 1999 Stock Incentive Plan, as amended (such plan, the “Company Stock Plan” and each such option, a “Company Option”) that is outstanding, whether or not vested, immediately prior to the Effective Time, will be cancelled and converted into the right to receive, in exchange for the cancellation of such Company Option, an amount in cash, without interest and less applicable tax withholdings, equal to (i) the Common Offer Price, less the per share exercise price of such Company Option, multiplied by (ii) the total number of shares of the Company’s Common Stock issuable upon exercise in full of such Company Option (the “Company Option Consideration”). If the per share exercise price of any Company Option is equal to or greater than the Common Offer Price, such Company Option will be cancelled without cash payment. The Company Option Consideration with respect to each Company Option will be paid as soon as reasonably practicable after the Effective Time (but in any event on or prior to the later of (1) 10 business days after the Effective Time and (2) the first regularly scheduled payroll date of the Surviving Corporation (as defined in the Merger Agreement) after the Effective Time).

As of the Effective Time, (i) each vested Company restricted stock award outstanding and each unvested Company restricted stock award outstanding under the Company Stock Plan (each, a “Restricted Stock Award” and collectively, the “Restricted Stock Awards”) held by a holder holding less, in the aggregate, than 2,000 shares of Common Stock subject to such Restricted Stock Award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to (x) the amount of the Common Offer Price multiplied by (y) the total number of shares of Common Stock subject to such award and (ii) with respect to each unvested Restricted Stock Award held by a holder holding, in the aggregate, 2,000 or more shares of Common Stock subject to such unvested Restricted Stock Award (x) 2,000 shares of Common Stock subject to such unvested Restricted Stock Award shall be cancelled and converted into the right to receive cash in an amount per such share equal to the Common Offer Price and (y) the remaining shares subject to such unvested Restricted Stock Award shall be assumed by Parent and converted into shares of restricted Guarantor ADSs (as defined in the Merger Agreement) (collectively, the “Restricted Stock Award Consideration”). All Restricted Stock Award Consideration will be paid without interest and less any applicable tax withholdings.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit, initiate or knowingly induce the marking of, or knowingly encourage or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (subject to compliance with the procedures set forth in the Merger Agreement), provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. Parent has the right to match any alternative Acquisition Proposal so that such proposal does not continue to be a Superior Proposal, which would otherwise allow the Company to terminate the Merger Agreement. If the Company is permitted to terminate the Merger Agreement and does so, under such circumstances, the Company must pay Parent, concurrently with such termination, a termination fee of approximately $4.45 million. In addition, this termination fee is payable by the Company to Parent under other specified circumstances.

Concurrently with the execution of the Merger Agreement, each of the members of the Board and the executive officers of the Company, as well as certain stockholders of the Company affiliated with members of the Board, each in their respective capacities as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Acquisition Sub (the “Support Agreement”), pursuant to which the signatories have agreed, among other things, to tender their respective shares of Common Stock (including those owned through the exercise or settlement of Company Options or Company Restricted Stock Awards) and Preferred Stock (the “Subject Securities”) into the Offer and, during the period from the date of such Support Agreement through the earlier of (i) the date upon which the Merger Agreement is validly terminated and (ii) the Effective Time (the “Support Period”), to not vote any of their Subject Securities in favor of any alternative Acquisition Proposals.

Shares held by the signatories to the Support Agreements that are eligible to be tendered into the Offer represent, in the aggregate, approximately 24% of the Company’s capital stock outstanding on the date of the Merger Agreement (excluding Common Stock issuable upon exercise of Company Options). Each of the Support Agreements will terminate upon the termination or expiration of the Support Period.

The foregoing descriptions of the Merger Agreement and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the Support Agreement, the form of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, and in each case is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Acquisition Sub. The Merger Agreement contains representations and warranties by each of Parent, Acquisition Sub, Guarantor and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been modified, qualified or excepted in the Merger Agreement by information in confidential disclosure letter provided by the Company in connection with the signing of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, Guarantor or Acquisition Sub.

Amendment to Loan and Security Agreement

On June 29, 2017, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with The PrivateBank and Trust Company, an entity now known as CIBC Bank USA (the “Lender”). The Loan Agreement provides for a $20,000,000 revolving line of credit maturing in 2020 (the “Credit Facility”) and is secured by a security interest in the Company’s accounts receivable, equipment, inventory, cash, deposit accounts, securities, and all other investment property, supporting obligations, financial assets, intellectual property rights and other personal property. The Company, subject to certain limits and restrictions, may from time to time request the issuance of letters of credit under the Loan Agreement.

On March 29, 2018, the Company and the Lender entered into an Amendment to Loan and Security Agreement (the “Prior Amendment”), whereby certain material provisions of the Loan Agreement were amended and restated. The Prior Amendment increased the Applicable Margin (as defined in the Loan Agreement) for loans bearing interest at LIBOR from 4.50% to 5.50% and for loans bearing interest at the base rate from 1.75% to 2.75%. The Prior Amendment also provided the Lender with the ability to impose discretionary reserves against the borrowing base.

The Loan Agreement requires the Company to comply with EBITDA (as adjusted in accordance with the Loan Agreement) and total revenue targets. The Prior Amendment adjusted the minimum EBITDA thresholds for the second, third, and fourth quarters of 2018 from: ($200,000) to ($500,000); $1,250,000 to $500,000; and $3,000,000 to $2,500,000; respectively. The Prior Amendment also increased the Company’s minimum total revenue thresholds for the first and second quarter of 2018 by an average of approximately 3% each quarter and reduced the applicable total revenue thresholds for each of the third and fourth quarters of 2018 by an average of approximately 6% each quarter.

The Prior Amendment deleted in full the default that would otherwise occur should any of the Borrower’s customers identified as “key accounts” cancel or not renew their subscription agreements at any point during the pendency of the Loan Agreement.

On April 25, 2018, the Company and the Lender entered into a Second Amendment to Loan and Security Agreement (the “New Loan Amendment”), whereby certain material provisions of the Loan Agreement were amended, including the following material amendments outlined below.

The New Loan Amendment adjusts the minimum Adjusted EBITDA (as defined in the New Loan Amendment) threshold for the second quarter of 2018 from ($500,000) to ($2,500,000). The New Loan Amendment also excludes from the calculation of Adjusted EBITDA, certain expenses incurred by the Company in connection with the Merger and adds a requirement that the Company must have liquidity as of the last day of each calendar month of at least $2,000,000.

The foregoing description of the New Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the New Loan Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference. Further, the descriptions of the underlying Loan Agreement and Prior Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and Prior Amendment, which are incorporated by reference at Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment to Loan and Security Agreement” is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the Company and Parent entered into an agreement with David Gustafson, Executive Vice President, Chief Operating Officer of the Company, amending certain terms of Mr. Gustafson’s existing employment agreement with the Company (the “Employment Agreement Amendment”). Pursuant to the terms of the Employment Agreement Amendment, Mr. Gustafson’s salary will be $260,000 USD per annum and his target bonus for fiscal 2018 will be $160,000 USD, prorated for the portion of 2018 between the Closing and the end of the year. The Employment Agreement Amendment also provides that the Company will recommend that Guarantor’s board of directors grant Mr. Gustafson specified awards of Guarantor restricted stock units. The Employment Agreement Amendment is effective only upon and subject to the Closing.

The foregoing description of the Employment Agreement Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement Amendment, a copy of which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2018, the Board approved the amendment and restatement of the Amended and Restated Bylaws of the Company, as amended (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new provision to the Company’s Bylaws that designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. On April 25, 2018, the holders of a majority of the Preferred Stock waived any right of the holders of the Preferred Stock to vote on or consent to the Bylaw Amendment.

The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On April 26, 2018, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Mattersight by Parent, Acquisition Sub will commence a tender offer for all of the outstanding shares of Mattersight’s common stock and preferred stock. Such tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Mattersight, nor is it a substitute for the tender offer materials that Parent, Acquisition Sub and Guarantor will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Parent, Acquisition Sub and Guarantor will file tender offer materials on Schedule TO with the SEC, and Mattersight will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY MATTERSIGHT’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to Mattersight’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Mattersight by contacting Mattersight at Legal Department, Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, by phone at 877-235-6925, or by visiting Mattersight’s website (www.mattersight.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. MATTERSIGHT’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO

THE TRANSACTION.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Mattersight’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in Mattersight’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Mattersight’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent, Acquisition Sub and Guarantor, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Mattersight. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Mattersight’s expectations as of the date of this report. While Mattersight may elect to update any such forward-looking statements at some point in the future, Mattersight specifically disclaims any obligation to do so, even if our expectations change, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger by and among NICE Systems, Inc., NICE Acquisition Sub, Inc., Mattersight Corporation, and, solely for purposes of Section 8.16 thereof, NICE Ltd., dated as of April 25, 2018. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request).

3.1	Amended and Restated Bylaws of Mattersight Corporation.

10.1	Loan and Security Agreement, dated June 29, 2017, between Mattersight Corporation and The PrivateBank and Trust Company (incorporated by reference to Exhibit 10.1 to Mattersight Corporation’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 30, 2017).

10.2	Amendment to Loan and Security Agreement, dated March 29, 2018, between Mattersight Corporation and CIBC BANK USA (formerly known as The PrivateBank and Trust Company) (incorporated by reference to Exhibit 10.2 to Mattersight Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

10.3	Second Amendment to Loan and Security Agreement, dated April 25, 2018, between Mattersight Corporation and CIBC BANK USA (formerly known as The PrivateBank and Trust Company).

10.4	Amendment to Employment Agreement, dated as of April 25, 2018, by and among David Gustafson, Mattersight Corporation, and NICE Systems, Inc.

99.1	Press Release of Mattersight Corporation, dated April 26, 2018.

99.2	Form of Tender and Support Agreement, by and among NICE Systems, Inc., NICE Acquisition Sub, Inc. and certain directors, executive officers, and other stockholders of Mattersight Corporation, dated as of April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: April 26, 2018	By:	/s/ David B. Mullen
David B. Mullen
Chief Financial Officer and Senior Vice President